                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  January 8, 1998


                            CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)


            TEXAS                  000-22915                     76-0415919
(State or other jurisdiction of   (Commission                (I.R.S. Employer
incorporation)                    File Number)               Identification No.)


                             14811 ST. MARY'S LANE
                                   SUITE 148
                              HOUSTON, TEXAS 77079
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (281) 496-1352


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ITEM 5.    OTHER EVENTS.

           On January 8, 1998, Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), consummated the transactions contemplated by the Stock Purchase Agreement dated January 8, 1998 (the "Purchase Agreement") among the Company, Enron Capital & Trade Resources Corp., a Delaware corporation ("Enron"), and Joint Energy Development Investments II, a Delaware limited partnership ("JEDI II"). Such transactions included (i) the payment by Enron and JEDI II of an aggregate purchase price of $30,000,000, (ii) the sale of 75,000 shares of 9% Series A Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), the terms of which are set forth in the Statement of Resolution Establishing Series of Shares designated 9% Series A Preferred Stock (the "Statement of Resolution"), to Enron and 225,000 shares of Preferred Stock to JEDI II, (iii) the grant of warrants (the "Warrants") to purchase 250,000 and 750,000 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), the terms of which are set forth in Warrant Certificates issued to each of Enron and JEDI II, at an exercise price of $11.50 per share to Enron and JEDI II, respectively, and (iv) the execution and delivery of the Shareholders' Agreement dated January 8, 1998 (the "Shareholders' Agreement") among the Company, S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Paul B. Loyd, Jr., Douglas A.P. Hamilton, DAPHAM Partnership L.P., the Douglas A.P. Hamilton 1997 GRAT, Enron and JEDI II. The Company agreed in the Purchase Agreement to use the proceeds of the Enron and JEDI II investment for oil and natural gas exploration and development activities in Texas and Louisiana, the payment of dividends on the Preferred Stock and the payment of fees and expenses. In connection with transactions, the Company paid a fee of $1,000,000 to an affiliate of Enron.

           The descriptions of the Purchase Agreement, the Statement of Resolution, the Shareholders' Agreement and the Warrant Certificates set forth herein do not purport to be complete and are qualified in their entirety by the provisions of each of the Purchase Agreement, the Statement of Resolution, the Shareholders' Agreement and the Warrant Certificates, a copy of each of which have been filed as Exhibit 99.1, Exhibit 4.1, Exhibit 99.2 and Exhibit 4.2 hereto, respectively, and which are incorporated by reference herein.

THE PURCHASE AGREEMENT

           In addition to providing for the foregoing transactions, the Purchase Agreement provides that, for so long as Enron, JEDI II and their respective affiliates hold more than 51% of the Preferred Stock, Enron is generally entitled to designate persons employed by Enron or a subsidiary of Enron Corp. to attend meetings of the Board of Directors of the Company as observers and to receive certain written information and reports distributed to the Board of Directors. The Purchase Agreement includes provisions that are intended to limit Enron's and JEDI II's obligations or liability to the Company including those that provide that, to the fullest extent permitted by law, Enron, JEDI II and their respective affiliates are not restricted from engaging in any business activity, regardless of whether such activity is in direct or indirect competition with the Company and are not required to offer any business opportunity to the Company.



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           In addition, pursuant to the Purchase Agreement, the Company granted the holders ("Holders") of shares of Common Stock received upon exercise of the Warrants (the "Warrant Shares") registration rights with respect to the Warrant Shares. Holders holding no less than 333,000 Warrant Shares may demand that the Company effect two registrations under the Securities Act of 1933, as amended (the "Securities Act"), for the sale of all or part of the Warrant Shares held by such Holder or Holders. One of such demand registrations may be for a shelf registration and one may be for an underwritten registration. The Holders also have rights to require the Company to include their Warrant Shares in connection with registrations by the Company of shares of Common Stock. The registration rights may be assigned or transferred provided that (i) the transfer is effected in accordance with applicable securities laws, (ii) the assignee or transferee acquires at least 100,000 Warrant Shares and (iii) the Holder notifies the Company of the transfer or assignment. The registration rights terminate as to any Holder at such time as such Holder may sell under Rule 144 in a three-month period all Warrant Shares then held by such Holder (assuming the cashless exercise of any Common Stock underlying Warrants). Registration expenses, other than underwriting expenses, are to be paid by the Company.

           The Purchase Agreement includes certain representations, warranties and covenants by the parties. The Company and the Purchasers are each obligated to indemnify the other for breaches of representations, warranties and covenants contained in the Purchase Agreement or in the other documents furnished in connection with the Purchase Agreement.

STATEMENT OF RESOLUTION

           The Statement of Resolution establishes a series of 500,000 shares (300,000 of which are initially being issued to Enron and JEDI II under the Purchase Agreement) of the Company's preferred stock, designated as 9% Series A Preferred Stock with preferences, limitations and relative rights that include the following:

           Dividends. Holders of Preferred Stock are entitled to receive cumulative dividends at the rate of $9.00 per year on each share of Preferred Stock, payable quarterly. Dividends will be paid, at the option of the Company, (i) in cash or (ii) until and including the January 15, 2002 dividend due date, by issuing additional shares of Preferred Stock at the annual rate of
0.09 of a share of Preferred Stock on each share of Preferred Stock.

           Redemption. The Preferred Stock is required to be redeemed by the Company (i) on January 8, 2005, or (ii) after a request for redemption from the holders of at least 30,000 shares of the Preferred Stock (or, if fewer than such number of shares of Preferred Stock are outstanding, all of the outstanding shares of Preferred Stock) and the occurrence of the following events: (a) the Company has failed at any point in time to declare and pay any two dividends in the amount then due and payable on or before the date the second of such dividends is due and such dividends remain unpaid at such time,
(b) the Company breaches certain other covenants concerning the payment of dividends or other distributions on or redemption or acquisition of shares of its capital stock ranking at parity with or junior to the Preferred Stock, (c) for two consecutive fiscal quarterly periods the





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quarterly Cash Flow (as defined below) of the Company is less than the amount of the dividends accrued in respect to the Preferred Stock, (d) the Company fails to pay certain amounts due on indebtedness for borrowed money or there has otherwise been an acceleration of such indebtedness for borrowed money, (e) there is a violation of the Shareholders' Agreement that is not waived or (f) the Company sells, leases, exchanges or otherwise disposes of all or substantially all of its property and assets which transaction does not provide for the redemption of the Series A Preferred Stock. "Cash Flow" means net income prior to preferred dividends and accretion (i) plus (to the extent included in net income prior to preferred dividends and accretion) depreciation, depletion and amortization and other non-cash charges and losses on the sale of property (ii) minus non-cash income items and required principal payments on indebtedness for borrowed money with a maturity from the original date of incurrence of such indebtedness of six months or greater (excluding voluntary prepayments and refinancings, but including prepayments (other than in connection with refinancings) which would otherwise be due under such indebtedness within a 60-day period following the date of such prepayment).

           Once an event giving rise to the right to have shares of Preferred Stock redeemed has occurred, holders of shares of Preferred Stock may elect to have all or any portion of their shares of Preferred Stock redeemed by requesting redemption within 45 days of receipt of notice of the occurrence of the event from the Company. If a holder does not so elect, such holder may make a request for redemption each year within 30 days following the date of filing by the Company with the Securities and Exchange Commission of its Annual Report on Form 10-K or its Quarterly Report on Form 10-Q with respect to the first six months of its fiscal year, unless the Company fails to make any such filing on or before March 31 with respect to such Annual Report and August 15 with respect to such Quarterly Report, in which case a request may be made any time from and after such dates until 30 days following the date the Company makes such filing.

           The Preferred Stock also may be redeemed at the option of the Company at any time in whole or in part.

           All redemptions are at a price per share, together with dividends accumulated and unpaid to the date of redemption as follows: (i) if the redemption occurs within 12 months of the date of initial issuance of Preferred Stock, $104.50 per share; (ii) if the redemption occurs after 12 months from but within 24 months of the date of initial issuance of the Preferred Stock, $102.25 per share; (iii) if the redemption occurs after 24 months from but within 36 months of the date of initial issuance of the Preferred Stock $101.125 per share; and (iv) if the redemption occurs after 36 months from the date of initial issuance of the Preferred Stock, $100.00 per share.

           Voting. Holders of the Preferred Stock generally have no right to vote for directors or on other matters except in certain circumstances described herein or as otherwise required by law.

           The holders of Preferred Stock have the right to approve, by the affirmative vote of the holders of a majority of the shares of Preferred Stock, a merger or share exchange where Carrizo is the surviving entity and (i) the voting power of the number of voting shares outstanding





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immediately after the merger exceeds by more than 30 percent the voting power of the total number of voting shares of Carrizo outstanding immediately before the merger; or (ii) the number of participating shares outstanding immediately after the merger exceeds by more than 30 percent the total number of participating shares of Carrizo outstanding immediately before the merger.

           If, and only if, the Company fails to redeem the required number of shares of Preferred Stock pursuant to clauses (a) through (d) of the first paragraph under "--Redemption" above, the number of directors constituting the Board of Directors will be expanded and the holders of the Preferred Stock will have the right, voting separately as a class, to elect a majority of the board. These voting rights continue only until such time as the shares of Preferred Stock presented for redemption and required to be redeemed have been redeemed or all necessary funds have been set aside for payment.

           If, and only if, the Company fails to redeem the required number of shares of Preferred Stock pursuant clause (e) of the first paragraph under "--Redemption" above, the number of directors constituting the Board of Directors will be expanded by the number equal to the difference between (i) the whole number nearest to the quotient of (A) the number of directors then constituting the Board of Directors (unless such number is less than two, in which case the number of directors then constituting the Board of Directors will be deemed to be two) divided by (B) 0.73 and (ii) the number of directors then constituting the Board of Directors, and the holders of shares of Preferred Stock have the right, voting separately as a class, to elect the directors to fill such newly created directorships. These voting rights continue only until such time as the shares of Preferred Stock presented for redemption and required to be redeemed have been redeemed or all necessary funds have been set aside for payment.

           In addition, holders of the Preferred Stock have the right to approve any authorization or issuance, or increase in the authorized amount of
(i) any stock ranking senior to the Preferred Stock or ranking on a parity with the Preferred Stock and (ii) any security convertible into or exchangeable or exercisable for stock of such class.

           Holders of Preferred Stock also have the right to vote as a class in a number of other circumstances as are required by Texas Business Corporation Act ("TBCA"). The affirmative vote of the holders of a majority of the holders of Shares of Preferred Stock entitled to vote thereon (unless a higher percentage is required by law or the Amended and Restated Articles of Incorporation of the Company) is required for any of these actions. The Statement of Resolution sets forth such provisions as they currently exist under the TBCA with respect to certain amendments to the Company's Articles of Incorporation and certain mergers.

           The terms of the Preferred Stock, including the voting rights thereof, could have the effect of delaying, deferring or preventing a takeover attempt of the Company.

           Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (a "Liquidation"), before any distribution of assets is made to the





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holders of any Junior Stock (as defined below) of the Company, the holder of each share of Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its shareholders, an amount equal to the amount set forth below plus all dividends accumulated and unpaid on such share on the date fixed for the distribution of assets of the Company to the holders of Preferred Stock: (i) if the Liquidation occurs within 12 months of the date of initial issuance of Preferred Stock, $104.50 per share; (ii) if the Liquidation occurs after 12 months from but within 24 months of the date of initial issuance of the Preferred Stock, $102.25 per share; (iii) if the Liquidation occurs after 24 months from but within 36 months of the date of initial issuance of the Preferred Stock $101.125 per share; and (iv) if the Liquidation occurs after 36 months from the date of initial issuance of the Preferred Stock, $100.00 per share.

           Ranking and Certain Covenants. The Preferred Stock ranks senior to the Common Stock and all other series of the Company's preferred stock (none of which are issued and outstanding as of the date hereof) as to the payment of dividends, as to payments upon redemption and as to the distribution of assets upon liquidation, dissolution or winding up unless, after the approval of the holders of a majority of the shares of Preferred Stock, the terms of such other series provide otherwise. So long as any shares of Preferred Stock are outstanding, (i) no dividends in cash, securities or other property may be declared, paid or set aside for payment or any other distribution made upon any Junior Stock (defined to include all stock ranking junior to the Preferred Stock, including the Common Stock) (other than dividends or distributions in Junior Stock or dividends of rights to purchase preferred or common stock of the type commonly known as "poison pill rights"; provided that such poison pill rights are not triggered solely as a result of the exercise of the rights and remedies under the Statement of Resolution, Stock Purchase Agreement, Shareholders' Agreement and/or Warrant Certificates); and (ii) except for redemptions, purchases or acquisitions of Preferred Stock, no parity stock may be (A) redeemed pursuant to a sinking fund or otherwise (unless all the parity stock is redeemed or a pro rata redemption is made from all holders of parity stock, the amount allocable to each series of such parity stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series are to be redeemed only on a pro rata basis) or (B) purchased or otherwise acquired for any consideration by the Company; and (iii) no Junior Stock may be redeemed or acquired for consideration except by conversion into or exchange for other Junior Stock; provided however that the Company shall be entitled to pay in cash such sum as may be required to eliminate fractional shares.

           Holders of Preferred Stock have no preemptive rights to purchase or subscribe for securities of the Company. There is no sinking fund established for the Preferred Stock.

SHAREHOLDERS' AGREEMENT

           Each of S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Paul B. Loyd, Jr., Douglas A.P. Hamilton, DAPHAM Partnership L.P. and the Douglas A.P. Hamilton 1997 GRAT (the "Major Shareholders") have agreed with the Company, Enron and JEDI II that it shall not (without the consent of Enron or, if Enron, JEDI II and their respective affiliates do not beneficially





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own the largest outstanding amount of Preferred Stock that is then beneficially owned by any shareholder, then only with the consent of the holders of a majority of the shares of Preferred Stock) transfer, assign, donate, sell, devise, encumber or in any other manner alienate (collectively "Transfer") any of the Common Stock deemed under the Shareholders' Agreement to be beneficially owned by it as of the date of the Shareholders' Agreement (783,085 shares; 1,273,721 shares; 1,371,016 shares; 1,396,756 shares; 800,796 shares; 395,960 shares; and 200,000 shares, respectively, representing approximately 60.0% of the issued and outstanding shares of Common Stock as of the date of the Shareholders' Agreement) except as provided below.

           Each Major Shareholder may Transfer during each calendar year beginning January 1, 1998 through and including 2001 up to 20% of the Common Stock held by such Major Shareholder as of the date of the Shareholders' Agreement and any portion of such shares permitted to be Transferred in prior calendar years that were not so Transferred. Upon redemption of shares of Preferred Stock, a proportionate number of shares of Common Stock held by each Major Shareholder will be released from all transfer restrictions imposed by the Shareholders' Agreement, which release will be in addition to other releases from the transfer restrictions therein. Notwithstanding the foregoing, each Major Shareholder has agreed to retain the final 20% of his holdings of Common Stock until no shares of Preferred Stock remain outstanding. A partition of shares of Common Stock held by a Major Shareholder between a Major Shareholder and his spouse upon divorce and Transfers upon a Major Shareholder's death are not Transfers that are restricted pursuant to the Shareholders' Agreement; provided that the spouse or transferee, as a condition to the partition or Transfer, agrees in writing to take such shares of Common Stock subject to the terms of the Shareholders' Agreement. In addition, Transfers by a Major Shareholder to his Family Group (as defined herein) are not restricted; provided that the transferee has agreed in writing to be bound by the terms of the Shareholders' Agreement. "Family Group" means, for purposes hereof, (i) the spouse of a Major Shareholder or (b) certain trusts established solely for the benefit of the Major Shareholder, the Major Shareholder's spouse or any of their respective ancestors or descendants. Transfers back to a Major Shareholder from his Family Group are permitted. Pledges of Common Stock are not restricted by the Shareholders' Agreement, although attempts to realize upon the value of the pledged Common Stock constitute Transfers and are therefore subject to the limitations described above.

           In addition, the Major Shareholders consented to certain transactions contemplated by the Stock Purchase Agreement, including (i) the adoption of the Statement of Resolution, (ii) the election of directors to the Board of Directors by the holders of shares of Preferred Stock to the extent provided in the Statement of Resolution, and (iii) the provisions allowing Enron, JEDI II and their affiliates to engage in business activities that might be, directly or indirectly, in competition with the Company.



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WARRANT CERTIFICATES

           The Warrants are exercisable during the period beginning January 8, 1999 and ending January 8, 2005 for the purchase of an aggregate of 1,000,000 shares of Common Stock at an exercise price of $11.50 per share, subject to certain adjustments. The Warrants are not transferable until January 8, 2000.

           Each Warrant may be exercised by (i) paying the exercise price (A) in cash or (B) by surrender to the Company of shares of Preferred Stock or (ii) exercising the Warrant for a number of net warrant shares equal to (x) the number of Warrant Shares issuable upon exercise of the Warrant multiplied by the difference between the average market price of the Common Stock during the 20 trading day period preceding the date of exercise and the exercise price divided by (y) the average market price of the Common Stock during the 20 trading day period preceding the date of exercise. In addition, with the consent of the Company, the holder of the Warrant may receive a cash payment equal to the number of Warrant Shares for which the Warrant is exercised multiplied by the difference between the average market price of the Common Stock during the 20 trading day period preceding the date of exercise and the exercise price.

           The number of Warrant Shares and exercise price are subject to adjustment in certain circumstances, including (i) if the Company makes a distribution of shares of Common Stock, subdivides or combines its outstanding shares of Common Stock or issues any shares of its capital stock or distributes other assets in a reclassification or reorganization of the Common Stock, (ii) if the Company issues shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock for no consideration or for less than the market value of the Common Stock, subject to certain exceptions, and (iii) if the Company engages in a consolidation, merger or business combination with, or sells all or substantially all of its assets to, another corporation.

OTHER

           In connection with the sale of Preferred Stock, each of the Company's four executive officers entered into amendments to their employment agreements that provide that the exercise by the holders of shares of Preferred Stock of the rights and remedies, including voting rights to elect any directors to the Board of Directors, as provided under the Basic Documents (as such term is defined in the Stock Purchase Agreement), will not constitute a "Change in Control" within the meaning of such term in each such employee's employment agreement.


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
ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.
                (c)  Exhibits.

     4.1        Statement of Resolution Establishing Series of Shares designated 9% Series A Preferred Stock.

     4.2        Warrant Certificates.

     99.1       Stock Purchase Agreement dated January 8, 1998 among the Company, Enron Capital & Trade Resources
                Corp. and Joint Energy Development Investments II Limited Partnership.

     99.2       Shareholders' Agreement dated January 8, 1998 among the Company, S.P. Johnson IV, Frank A. Wojtek,
                Steven A. Webster, Paul B. Loyd, Jr., Douglas A.P. Hamilton, DAPHAM Partnership, L.P., The Douglas
                A.P. Hamilton 1997 GRAT, Enron Capital & Trade Resources Corp. and Joint Energy Development
                Investments II Limited Partnership.

     99.3       Form of Amendment to Executive Officer Employment Agreement.

     99.4       Press Release dated January 8, 1998.





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                                   SIGNATURES



           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CARRIZO OIL & GAS, INC.



                                            By: /s/ FRANK A. WOJTEK
                                               ----------------------------
                                               Frank A. Wojtek
                                               Chief Financial Officer,
                                               Vice President and Secretary


Date:  January 9, 1998





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
   Exhibit                 Description
     4.1        Statement of Resolution Establishing Series of Shares designated 9% Series A Preferred Stock.

     4.2        Warrant Certificates.

     99.1       Stock Purchase Agreement dated January 8, 1998 among the Company, Enron Capital & Trade Resources
                Corp. and Joint Energy Development Investments II Limited Partnership.

     99.2       Shareholders' Agreement dated January 8, 1998 among the Company, S.P. Johnson IV, Frank A. Wojtek,
                Steven A. Webster, Paul B. Loyd, Jr., Douglas A.P. Hamilton, DAPHAM Partnership, L.P., The Douglas
                A.P. Hamilton 1997 GRAT, Enron Capital & Trade Resources Corp. and Joint Energy Development
                Investments II Limited Partnership.

     99.3       Form of Amendment to Executive Officer Employment Agreement.

     99.4       Press Release dated January 8, 1998.



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